EXHIBIT 32

Section 1350 Certifications

I, Charles Y. Allgood, certify that this quarterly report on Form 10-QSB of Alliance Bancshares Inc. for the quarter ended June 30, 2004 containing financial statements fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Alliance Bancshares Inc..

s/Charles Y. Allgood Vice Chairman and Chief Executive Officer

Date: August 16, 2004

I, Daniel G. Rees, certify that this quarterly report on Form 10-QSB of Alliance Bancshares Inc. for the quarter ended June 30, 2004 containing financial statements fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Alliance Bancshares Inc..

s/Daniel G. Rees Chief Accounting Officer and Chief Financial Officer

Date: August 16, 2004

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